Exhibit 99.1

NEWS RELEASE

2300 Orchard Parkway

San Jose, CA 95131-1017

Tel: (408) 433-0910

Fax: (408) 428-7998

Contact:

Bill Slater

Chief Financial Officer

(408) 428-7801

bslater@symmetricom.com

Symmetricom Reports Third Quarter 2008 Preliminary Revenue Results

Receives Notice of Continued Nasdaq Listing

SAN JOSE, Calif. — May 5, 2008 — Symmetricom, Inc. (NASDAQ:SYMM), a worldwide leader in precise time and frequency technologies that accelerate the deployment and enable the management of next generation networks, today reported preliminary revenue results for its third fiscal quarter ended March 30, 2008.

Third quarter revenue was $51.3 million, down 1.2 percent from $51.9 million in the third quarter of fiscal 2007.  Revenue for the first nine months of fiscal 2008 was $150.9 million compared to $151.0 million for the first nine months of fiscal 2007.

Third quarter Telecom Solutions Division revenue was $31.0 million, down 9.5 percent from $34.2 million in the third quarter of fiscal 2007.  Telecom Solutions Division revenue for the first nine months of fiscal 2008 was $91.5 million compared to $99.1 million for the first nine months of fiscal 2007.

Timing, Test & Measurement Division revenue was $19.3 million in the third quarter of fiscal 2008, up 10.9 percent from revenue of $17.4 million in the third quarter of fiscal 2007.  Timing, Test & Measurement Division revenue for the first nine months of fiscal 2008 was $57.8 million compared to $51.5 million for the first nine months of fiscal 2007.

Quality of Experience Assurance Division revenue was $1.1 million for the third quarter, up from $0.4 million reported in the third quarter of the prior year. Quality of Experience Assurance Division revenue for the first nine months of fiscal 2008 was $1.6 million compared to $0.4 million for the first nine months of fiscal 2007. On April 24, 2008, Symmetricom announced the integration of the Quality of Experience Assurance Division (QAD) into the Telecom Solutions Division (TSD) to better serve and leverage sales opportunities in its core telecom, cable and wireless markets.

“We saw a strong level of sync upgrade activity at AT&T, which was approximately 18 percent of overall revenue for the quarter, though softness at Verizon also affected overall shipments for TSD,” said Thomas Steipp, president and CEO of Symmetricom.  “This quarter also marks a

-more-

milestone for the adoption of our DOCSIS timing product, which moved from lab trials to first production shipments for M-CMTS field deployment. We are seeing strong activity with cable providers around the world, and expect to see growth in orders for this product.

“Our TTM business performed well, with continuing strength in sales of specialized timing systems for various government entities. We introduced two new ruggedized Rubidium products, which we believe will allow us to capitalize on new opportunities to be part of future military programs,” said Steipp.

“We are taking important steps to control future costs,” said Bill Slater, CFO of Symmetricom. “During the quarter, we initiated the consolidation of our Austin, Texas operation into our new R&D center in Beijing and our facilities in San Jose.  We anticipate taking a related charge of approximately $2.5 million over the next two quarters.”

Cash and Debt

As of March 30, 2008, cash, cash equivalents, and short term investments totaled $158.1 million. The balance on our Convertible Subordinated Notes was $120 million.

Revenue Guidance

Symmetricom anticipates revenue for fiscal year 2008 to be between $205 million and $210 million.

Preliminary Results Subject to Change; Status of Financial Change

Symmetricom is not providing full GAAP or non-GAAP financials at this time.  As previously announced on April 23, 2008 in our
8-K filing with the SEC, the Audit Committee of Symmetricom’s Board of Directors, with the assistance of independent legal counsel and a forensic accounting firm, completed an internal review and concluded that, due to errors in accounting for accrued liabilities related to inventory receipts, the Company’s financial statements for the fiscal years and interim periods from 2002 through 2007 and for the first quarter of fiscal 2008 and any reports of the independent registered public accounting firm thereon, should no longer be relied upon.  In addition, the Company has not filed its Form 10-Q for the second quarter of fiscal 2008.  Consequently, all financial results described in this press release and the previously announced financial results for the second quarter of fiscal 2008 should be considered preliminary and subject to change until the Company files restatements of prior period financial statements as required and files Form 10-Q’s for the second and third quarters of fiscal 2008.

Continued Nasdaq Listing

On May 1, 2008, Symmetricom received notice that the Nasdaq Listing Qualifications Panel has granted the Company’s request for continued listing of its common stock on The Nasdaq Global Market.  The continued listing of Symmetricom’s common stock is subject to the condition that on or before June 30, 2008, Symmetricom must file with the Securities and Exchange Commission its Quarterly Reports on Form 10-Q for the fiscal quarters ended December 30, 2007 and March 30, 2008 and any necessary restatements of its prior financial statements.  Although the Company currently believes that it can comply with this condition, there can be no assurances that the Company will meet the deadline set by the Panel.

Investor Conference Call

As previously announced, management will hold a conference call to discuss these results today, May 5, at 1:30 p.m. Pacific time. Those wishing to join should dial 1-210-234-0003 and reference the passcode “Symmetricom.” A live webcast of the conference call will also be available via the company’s website at www.symmetricom.com.  A replay of the call will be available for one week. To access the replay, please dial 1-203-369-1240.

About Symmetricom, Inc.

As a worldwide leader in precise time and frequency products and services, Symmetricom provides “Perfect Timing” to customers around the world. Since 1985, the company’s solutions have helped define the world’s time and frequency standards, delivering precision, reliability and efficiency to wireline and wireless networks, instrumentation and testing applications and network time management. Deployed in more than 90 countries, the company’s synchronization solutions include primary reference sources, building integrated timing supplies (BITS), GPS timing receivers, time and frequency distribution systems, network time servers and ruggedized oscillators. Symmetricom also incorporates technologies including Universal Timing Interface (UTI), Network Time Protocol (NTP), Precision Time Protocol (IEEE 1588), and others supporting the world’s migration to Next-Generation-Networks (NGN). Symmetricom is based in San Jose, Calif., with offices worldwide. For more information, visit www.symmetricom.com.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning strength in demand, growth in orders, expectations for future revenue levels, charges with regard to consolidation of our Austin facility, and plans to remain listed on Nasdaq, to restate historical financial statements and to file delinquent quarterly reports on Form 10-Q with the Securities and Exchange Commission. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products, cable products or test and measurement products, our customers’ ability and need to upgrade existing equipment, our ability to attract cable service providers as new customers for our products, our ability to successfully move some manufacturing to a third party provider, our ability to successfully move some R&D work to lower cost areas, our ability to develop, market and sell products into the QOE area, our ability to negotiate contracts with our customers, our ability to maintain gross margins, timing of orders, cancellation or delay of customer orders, loss of customers, difficulties in manufacturing products to specification or customer volume requirements, challenges in integrating acquired businesses, customer acceptance of new products, geopolitical risks such as terrorist acts, delays in completion of the Company’s restatement of its historical financial statements and filing of Form 10-Q’s for the quarters ended December 30, 2007 and March 30, 2008 with the Securities and Exchange Commission, further actions which may be taken by the Nasdaq Listing

Qualifications Panel, and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended July 1, 2007 Form 10-Q for the quarter ended September 30, 2007, and subsequent current reports on Form 8-K.

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